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                  Total Control Products, Inc. and Subsidiaries
                        Computation of Earnings Per Share

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                                                                               Three Months Ended         Six Months Ended
                                                                                  September 30,            September 30,
                                                                         -------------------------   --------------------------
COMPUTATION OF NET INCOME PER SHARE:                                        1997            1998         1997           1998
                                                                            ----            ----         ----           ----
Net income ............................................................  $1,087,882     $1,725,128    $1,936,420     $2,936,796
                                                                         ----------     ----------    ----------     ----------
                                                                         ----------     ----------    ----------     ----------
Weighted average shares outstanding - Basic Shares ....................   6,916,465      8,032,818     6,916,465      8,005,916

Dilutive effect of stock options ......................................     223,988         54,857       194,366        105,275
Conversion of Class C Exchangeable common stock of subsidiary .........     737,112        737,112       737,112        737,112
                                                                         ----------     ----------    ----------     ----------
Diluted Shares Outstanding ............................................   7,877,565      8,824,787     7,847,943      8,848,303
                                                                         ----------     ----------    ----------     ----------
                                                                         ----------     ----------    ----------     ----------

Basic earnings per share ..............................................  $     0.16     $     0.21    $     0.28     $     0.37
Diluted earnings per share ............................................  $     0.14     $     0.20    $     0.25     $     0.33
                                                                         ----------     ----------    ----------     ----------
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